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                                                                    Exhibit 3(b)

                        Consent of Independent Auditors


The Board of Directors
GE Capital Life Assurance Company of New York
     and
Policyholders
GE Capital Life Separate Account III:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Registration Statement.



Richmond, Virginia

September 7, 2001

/s/ KPMG